UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2006

PURE BIOFUELS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50903

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

201 – 1040 West 8th Avenue, Vancouver, British Columbia, Canada, V6H 1C4

(Address of principal executive offices and Zip Code)

604.739.1048

Registrant's telephone number, including area code

Metasun Enterprises, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2006, we entered into a letter agreement with Pure Biofuels del Peru SAC (“Pure Biofuels Peru”), the shareholders of Pure Biofuels Peru and Mr. Luis Goyzueta, which letter agreement amended the terms of a share exchange agreement dated July 26, 2006 that was entered into amongst the same parties. Pursuant to the terms of the letter agreement, the parties agreed to extend the completion date of the share exchange agreement from August 31, 2006 to September 29, 2006.

With the exception of the extension of the completion date, all of the material terms and conditions of the share exchange agreement remain in full force and effect. The original share exchange agreement was filed via EDGAR on a current report on Form 8-K on July 28, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed as part of this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

10.1	Letter Agreement dated August 31, 2006, among our company, Pure Biofuels del Peru, the shareholders of Pure Biofuels del Peru and Luis Goyzueta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

/s/ Luis Goyzueta

Luis Goyzueta

Chief Executive Officer

Date: September 5, 2006